UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

December 12, 2012

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-19731 (Commission File Number)	94-3047598 (I.R.S. Employer Identification No.)
333 LAKESIDE DRIVE, FOSTER CITY, CALIFORNIA (Address of principal executive offices) 94404 (Zip Code)
(650) 574-3000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFD 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - REGISTRANT'S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2012, Gilead Sciences, Inc., a Delaware corporation (Gilead), 3268218 Nova Scotia Limited, a company incorporated under the laws of the Province of Nova Scotia and a wholly-owned subsidiary of Gilead (Purchaser), and YM Biosciences Inc., a company continued under the laws of the Province of Nova Scotia (YM), entered into an Arrangement Agreement (the Arrangement Agreement).

Pursuant to the Arrangement Agreement, and subject to the satisfaction or waiver of certain conditions set forth in the Arrangement Agreement, at the effective time of the plan of arrangement under the provisions of Companies Act (Nova Scotia) (the Effective Time), all the outstanding capital stock of YM will be deemed to transfer to Purchaser (the Arrangement), at which time YM will become a wholly-owned subsidiary of Gilead. The consideration for the transaction consists of approximately US $510 million in cash.

The Arrangement Agreement includes customary representations, warranties and covenants on the part of YM, Gilead and Purchaser, including an obligation on the part of YM to operate its business in the ordinary course until the Arrangement is consummated.

The Arrangement Agreement has been approved by the boards of directors of Gilead and YM. The transaction does not require the approval of Gilead's stockholders. Gilead's obligation to consummate the Arrangement is subject to a number of closing conditions, including: (i) the approval of YM's shareholders at a special meeting of YM shareholders; (ii) approval of the Arrangement by the Supreme Court of Nova Scotia; (iii) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the review period under the Competition Act (Canada); (iv) the absence of any legal restraint, injunction, prohibition or governmental action seeking to restrain, enjoin or otherwise prohibit consummation of, or dissolve, the Arrangement; (v) the accuracy of YM's representations and warranties in the Arrangement Agreement; (vi) YM's compliance with its covenants and other obligations under the Arrangement Agreement; and (vii) the absence of any material adverse change with respect to YM. Gilead currently expects that the transaction will close in the first quarter of 2013.

On December 12, 2012, Gilead and YM issued a joint press release, a copy of which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the entering into of the Arrangement Agreement.

The foregoing description of the Arrangement Agreement does not purport to be complete and are qualified in their entirety by reference to the complete text of the Arrangement Agreement, which will be filed, with any confidential terms redacted, with the Securities and Exchange Commission as exhibits to Gilead's Annual Report on Form 10-K for the year ending December 31, 2012.

Section 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit Number	Description
99.1	Press Release issued by Gilead Sciences, Inc. on December 12, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GILEAD SCIENCES, INC.
(Registrant)
/s/ Robin L. Washington
Robin L. Washington Senior Vice President and Chief Financial Officer

Date:    December 12, 2012

Exhibit Index

Exhibit Number	Description
99.1	Press Release issued by Gilead Sciences, Inc. on December 12, 2012